Exhibit 99.3

REPORT OF INDEPENDENT AUDITORS

The Board of Directors

Billing Services Group Luxembourg S.a.r.l.

We have audited the accompanying consolidated balance sheet of Billing Services Group Luxembourg S.a.r.l. (the “Company”) as of December 31, 2006, and the related consolidated statements of operations, changes in shareholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Billing Services Group Luxembourg S.a.r.l. as of December 31, 2006, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, in 2006 the Company changed its method of accounting for pensions.

San Antonio, Texas	/s/ Ernst & Young LLP
August 24, 2007

BILLING SERVICES GROUP LUXEMBOURG S.a.r.l.

CONSOLIDATED BALANCE SHEET

(In thousands, except share information)

December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$14,963
Accounts receivable	8,890
Related-party receivables	374
Prepaid expenses and other current assets	1,115

Total current assets	25,342
Property, equipment and software	34,243
Less accumulated depreciation and amortization	8,150

Net property, equipment and software	26,093
Deferred finance costs, net of accumulated amortization of $354	2,459
Intangible assets, net of accumulated amortization of $13,933	28,376
Goodwill	185,267

Total assets	$267,537

Liabilities and shareholder’s equity
Current liabilities:
Trade accounts payable	$939
Related-party payables	8,354
Accrued liabilities	5,783
Current portion of long-term debt	5,761

Total current liabilities	20,837
Long-term debt, net of current portion	105,131
Pension liabilities	5,062
Deferred taxes	6,644

Total liabilities	137,674

Commitments and contingencies
Shareholder’s equity:
Convertible preferred equity certificates, Series A, $30 (€25) par value, 3,019,455 shares authorized, issued and outstanding, including cumulative accrued dividends	103,196
Common stock, $30 (€25) par value, 292,567 shares authorized, issued and outstanding	9,238
Additional paid-in capital	30,985
Accumulated deficit	(24,643)
Accumulated other comprehensive income	11,087

Total shareholder’s equity	129,863

Total liabilities and shareholder’s equity	$267,537

See accompanying notes.

BILLING SERVICES GROUP LUXEMBOURG S.a.r.l.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands)

Year Ended December 31, 2006

Operating revenues	$43,354
Cost of services	203

Gross profit	43,151
Selling, general, and administrative expenses	19,973
Depreciation and amortization expense	14,215
Restructuring expense	2,361
Other expenses	63

Operating income	6,539
Other income (expense):
Interest expense, net of $636 capitalized	(8,902)
Prepayment penalties and write-off of deferred finance costs	(16,462)
Interest income	277
Other expense, net	(74)

Total other expense, net	(25,161)

Loss before income taxes	(18,622)
Income tax benefit	(3,712)

Net loss	(14,910)
Convertible preferred equity certificate dividend	(6,875)

Net loss applicable to common shareholder	$(21,785)

See accompanying notes.

BILLING SERVICES GROUP LUXEMBOURG S.a.r.l.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

(In thousands)

	Number of Shares	Common Stock	Convertible Preferred Equity	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Shareholder’s equity, December 31, 2005	1	$15	$96,321	$—	$(2,858)	$(4,422)	$89,056
Conversion of loan from sole shareholder	12	373	—	—	—	—	373
Issuance of common stock in exchange for shares of United Clearing Limited	280	8,850	—	30,985	—	—	39,835
Yield on convertible preferred equity	—	—	6,875	—	(6,875)	—	—
Net loss	—	—	—	—	(14,910)	—	(14,910)

Translation adjustment	—	—	—	—	—	15,332	15,332
Total comprehensive loss							422
Adoption of FASB Statement 158, net of taxes of $102	—	—	—	—	—	177	177

Shareholder’s equity, December 31, 2006	293	$9,238	$103,196	$30,985	$(24,643)	$11,087	$129,863

See accompanying notes.

BILLING SERVICES GROUP LUXEMBOURG S.a.r.l.

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

Year Ended December 31, 2006

Operating activities
Net loss	$(14,910)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	5,353
Amortization of intangibles	8,862
Amortization and write-off of deferred finance costs	8,576
Paid-in-kind interest on debt	1,490
Loss on disposal of assets	7
Changes in operating assets and liabilities:
Increase in accounts receivables	(155)
Decrease in prepaid expenses and other assets	77
Decrease in trade accounts payable	(2,362)
Increase in related-party payables	5,744
Decrease in accrued liabilities	(44)
Benefit for deferred taxes	(4,442)

Net cash provided by operating activities	8,196

Investing activities
Purchase of BSG Germany	(324)
Cash acquired in purchase of United Clearing Limited, net of cash outlay	7,146
Purchases of property, equipment and software, including $636 of capitalized interest	(9,120)

Net cash used in investing activities	(2,298)

Financing activities
Borrowings of long-term debt	124,400
Payments on long-term debt	(114,717)
Finance costs	(3,858)

Net cash provided by financing activities	5,825
Effect of exchange rate changes on cash	1,023

Net increase in cash and cash equivalents	12,746
Cash and cash equivalents at beginning of year	2,217

Cash and cash equivalents at end of year	$14,963

Supplemental cash information
Cash paid during the year for:
Interest	$6,614

Taxes	$—

Noncash investing activities
Adjustment to goodwill, property, equipment and software, and accrued liabilities	$1,221

Noncash financing activities
Issuance of common shares in exchange for shares of United Clearing	$39,835

Increase of common shares upon conversion of long-term debt to equity	$373

See accompanying notes.

BILLING SERVICES GROUP LUXEMBOURG S.a.r.l.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

1. Organization and Summary of Significant Accounting Policies

Organization

Billing Services Group Luxembourg S.a.r.l. (the “Company”) is a direct wholly owned subsidiary of Billing Services Group Limited (“BSG Limited”). The Company was formed in 2005 as a holding company for entities that provide clearing, settlement, payment, and financial risk management solutions to wireless communications service providers. The Company owns BSG Clearing Solutions GmbH (“BSG Germany”), BSG Clearing Solutions UK Limited (“BSG UK”), and United Clearing Limited (“United Clearing”).

Effective March 1, 2006, BSG Limited completed the acquisition of all of the issued and to-be-issued share capital of United Clearing by way of an all share transaction. The consideration was the issue of 25,111,759 shares of BSG Limited’s common stock. BSG Limited subsequently contributed the shares of United Clearing to the Company in exchange for 280,442 common shares of the Company. United Clearing is a leading provider of financial clearing and settlement solutions to the global mobile telecommunications market. The results of United Clearing’s operations have been included in the Company’s consolidated statement of operations since March 1, 2006.

Principles of Consolidation

The accompanying consolidated financial statements include all of the accounts of the Company and its subsidiaries, BSG Germany, BSG UK, and United Clearing. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents include all cash and highly liquid investments with original maturities of three months or less. The Company holds cash and cash equivalents at several major financial institutions. The Company has entered into control agreements with its lenders and certain financial institutions covering certain of its deposit accounts.

Financial Instruments

Due to their short maturity, the carrying amounts of accounts receivable, accounts payable, and accrued liabilities approximated their fair values at December 31, 2006.

Property, Equipment and Software

Property, equipment and software are primarily composed of furniture and fixtures, office equipment, computer equipment and software, and leasehold improvements, including capitalized interest, which are recorded at cost. The cost of additions and substantial improvements to property and equipment, including software being developed for internal use, is capitalized. The cost of maintenance and repairs of property and equipment is charged to operating expenses. Property, equipment and software are depreciated using the straight-line method over their estimated useful lives, which generally range from three to seven years. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the asset. Upon disposition, the cost and related accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected in other income (expense) for that period.

Capitalized Software Costs

The Company capitalizes the cost of internal-use software that has a useful life in excess of one year. These costs consist of payments made to third parties and the salaries of employees working on such software development. Subsequent additions, modifications, or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred.

The Company also develops software used in providing services. These software development costs are capitalized once technological feasibility of the software has been established. Costs incurred prior to establishing technological feasibility are expensed as incurred. Technological feasibility is established when the Company has completed all planning and high-level design activities that are necessary to determine that a product can be produced to meet its design specifications, including functions, features, and technical performance requirements. Capitalization of costs ceases when a product is available for general use.

Capitalized software development costs are depreciated using the straight-line method over their estimated useful lives, which generally range from four to seven years. For the year ended December 31, 2006, the Company capitalized $7,976,000 of software development costs. Capitalized software development costs are depreciated upon completion of the related software development project. No depreciation expense relating to such capitalized costs was recorded during the year ended December 31, 2006, as the projects are still under development.

Purchase Accounting

The Company accounts for its business acquisitions under the purchase method of accounting. The total cost of acquisitions is allocated to the underlying identifiable net assets, based on their respective estimated fair values generally resulting from a third-party valuation performed at the Company’s request. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives, and market multiples, among other items. In addition, reserves have been established on the Company’s balance sheet related to acquired liabilities based on assumptions made at the time of acquisition. The Company evaluates the reserves on a regular basis to determine the adequacies of the amounts.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations. Goodwill is reviewed annually for potential impairment, or more frequently, if events or changes in circumstances indicate that the assets might be impaired. An impairment may exist when the carrying amount of net assets exceeds its implied fair value.

Long-Lived Assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement 144, Accounting for the Impairment or Disposal of Long-Lived Assets. In accordance with Statement 144, long-lived assets are reviewed when events or changes in circumstances indicate that their carrying value may not be recoverable. These evaluations include comparing the future undiscounted cash flows of such assets to the carrying value. If the carrying value exceeds the future undiscounted cash flows, the assets are written down to their fair value.

Revenue Recognition

The Company provides its services to telecommunications and other service providers and recognizes revenue from its services when its customers’ records are processed and accepted by the Company.

Advertising Costs

The cost of advertising is expensed as incurred. The Company incurred $379,000 in advertising costs for the year ended December 31, 2006.

Income Taxes

The Company accounts for income taxes under Statement 109, Accounting for Income Taxes. Under Statement 109, deferred taxes are recognized using the liability method and tax rates are applied to cumulative temporary differences based on when and how they are expected to affect the tax return.

The Company and each of its subsidiaries file separate income tax returns with the applicable tax authorities.

Foreign Currency

Results of operations for foreign subsidiaries are translated into U.S. dollars using the average exchange rates during the year. The assets and liabilities of those subsidiaries are translated into U.S. dollars using the exchange rates at the balance sheet date. The related translation adjustments are recorded in a separate component of shareholder’s equity, “accumulated other comprehensive income (loss).” Foreign currency transaction gains and losses are included in operations.

Deferred Finance Costs

Loan costs of approximately $2,813,000 attributable to obtaining the new credit facility described in Note 6 were allocated to the Company by BSG Limited in 2006 based on the Company’s proportion of the global refinancing and are being amortized on the interest method over the term of the debt. Previously unamortized loan costs related to the former credit agreements were written off upon the refinancing of such debt.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Standards and Disclosures

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, which clarifies the accounting treatment of uncertain tax positions in the financial statements in accordance with FASB Statement 109, Accounting for Income Taxes. FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, and required disclosures. It is effective for fiscal years beginning after December 15, 2006. The new guidance will be effective for the Company on January 1, 2007. The Company is currently evaluating the impact of this standard on its results of operations and its financial position. The Company anticipates that the adoption of the provisions of FIN 48 will not have a material impact on its financial statements and will consist of reclassification of certain income tax related liabilities in its financial statements.

In September 2006, the FASB issued FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) (“Statement 158”). Statement 158 requires plan sponsors of defined benefit pension and other postretirement benefit plans (collectively, “postretirement benefit plans”) to recognize the funded status of their postretirement benefit plans in the statement of financial position, measure the fair value of plan assets and benefit obligations as of the date of the fiscal year-end statement of financial position, and provide additional disclosures. On December 31, 2006, the Company adopted the recognition and disclosure provisions of Statement 158, and the effect on the Company’s financial condition at December 31, 2006, has been included in the accompanying consolidated financial statements. Statement 158’s provisions regarding the change in the measurement date of postretirement benefit plans are not applicable as the Company already uses a measurement date of December 31 for its pension plan. See Note 10 for further discussion of the effect of adopting Statement 158 on the Company’s consolidated financial statements.

2. Acquisitions

EDS Interoperator Services GmbH

On August 15, 2005, the Company acquired all of the stock of EDS Interoperator Services GmbH, a German limited liability company (“BSG Germany”) for a purchase price of $184.0 million, including closing costs of $0.8 million. The purchase price was funded through (i) $68.0 million of borrowings under a Euro-denominated credit facility, (ii) $90.0 million of capital from BSG Limited, and (iii) a net deferred consideration payable of $26.0 million, which was paid in full in 2006. The acquisition was accounted for by the purchase method of accounting and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair value. The transaction resulted in intangible assets having an original value of $176.0 million, consisting of customer contracts of $33.4 million and goodwill of $142.6 million.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of purchase:

(In thousands)
Current assets	$8,383
Property, equipment and software	15,610
Intangible assets	33,429
Goodwill	142,552

Total assets acquired	199,974
Current liabilities assumed	5,379
Other liabilities	10,562

Total liabilities assumed	15,941

Net assets acquired	$184,033

United Clearing Limited

Effective March 1, 2006, BSG Limited completed the acquisition of all of the issued and to-be-issued share capital of United Clearing through the issuance of 25,111,759 shares of its common stock, the payout of $2.2 million for closing costs, and the buyout of the outstanding United Clearing stock options. Subsequently, BSG Limited contributed the shares of United Clearing to the Company in exchange for 280,442 shares of the Company’s stock.

The acquisition was accounted for by the purchase method of accounting and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair value. The results of operations have been included in the consolidated statement of operations since March 1, 2006. The transaction resulted in intangible assets having an original value of $34.8 million, consisting of customer relationships of $6.0 million and goodwill of $28.8 million.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of purchase:

(In thousands)
Cash	$9,399
Other current assets	891
Property, equipment and software	808
Intangible assets	5,976
Goodwill	30,959

Total assets acquired	48,033
Liabilities assumed	5,945

Net assets acquired	$42,088

The pro forma statement of operations of the Company, assuming the acquisition of United Clearing was completed on January 1, 2006, is as follows:

(Unaudited)
(In thousands)
Operating revenues	$44,482
Operating income	6,612
Net loss	14,786

3. Property, Equipment and Software

Property, equipment and software consisted of the following at December 31, 2006:

(In thousands)
Furniture and fixtures	$69
Telecommunication equipment	73
Computer equipment	2,782
Computer software	18,219
Software development, including $636 of capitalized interest	12,983
Leasehold improvements	117

34,243
Less accumulated depreciation	8,150

Net property, equipment and software	$26,093

Depreciation expense was $5,353,000 for the year ended December 31, 2006.

4. Goodwill

The Company tests goodwill for impairment using a two-step impairment process. The first step, used to screen for potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying value, goodwill of the reporting unit is considered not impaired, thus the second step of the impairment test is not necessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test shall be performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test, used to measure the amount of impairment loss, compares the implied fair value of the reporting unit with the carrying amount of that goodwill. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The loss recognized cannot exceed the carrying amount of goodwill. After a goodwill impairment loss is recognized, the adjusted carrying amount of goodwill shall be its new accounting basis. Subsequent reversal of a previously recognized goodwill impairment loss is prohibited once the measurement of that loss is completed.

In accordance with Statement 142, the Company completed step one of the two-step goodwill impairment process as of the fourth quarter of 2006. No impairment charges resulted from completion of the test. The Company may incur impairment charges in the future under Statement 142 to the extent the Company does not achieve its expected cash flow, and to the extent that market values and long-term interest rates, in general, decrease and increase, respectively.

The following table presents the changes in carrying amount of goodwill for the year ended December 31, 2006:

(In thousands)
Balance as of December 31, 2005	$136,346
Adjustment	(896)
Acquisitions	30,959
Foreign currency	18,858

Balance as of December 31, 2006	$185,267

During 2006, the Company made (i) $18.9 million positive adjustments to goodwill to reflect the impact of foreign currency translations, (ii) $1.2 million of negative adjustments to reflect a reclassification of value of fixed assets of BSG Germany, and (iii) $0.3 million of positive adjustment to reflect an increase in the purchase price of BSG Germany.

5. Intangible Assets

The Company has definite-lived intangible assets recorded that continue to be amortized in accordance with Statement 142. These assets consist primarily of customer contracts, which are amortized on an accelerated basis over their respective estimated lives. The weighted average amortization period is approximately ten years. The gross carrying amount and accumulated amortization for the customer contracts are $42,309,000 and $13,933,000, respectively.

Total amortization expense from definite-lived intangibles was $8,862,000 for the year ended December 31, 2006. The estimate of amortization expense for each of the five succeeding fiscal years for definite-lived intangibles is:

(In thousands)
2007	$7,106
2008	5,709
2009	4,340
2010	2,987
2011	2,015

6. Debt

The components of long-term debt are as follows at December 31, 2006:

(In thousands)
First Lien Facility	$110,892
Revolving Credit Facility	—

110,892
Less current portion	5,761

$105,131

On May 5, 2006, the Company refinanced its debt under a global refinancing transaction by BSG Limited. The Company entered into a new credit agreement totaling $125.0 million and borrowed $110.0 million, using the proceeds to (i) repay $106.8 million under its former credit agreements, including accrued interest and prepayment premiums; and (ii) pay $2.8 million in transaction costs.

The new credit facilities consist of (i) an €87.3 million first lien facility (the “First Lien Facility”), and (ii) a $15.0 million revolving credit facility (the “Revolving Credit Facility”), under which an affiliated company under common control also has credit availability. The First Lien Facility matures in 2012 and the Revolving Credit Facility matures in 2011. At December 31, 2006, outstanding borrowings were $110.9 million (€84.0 million) under the First Lien Facility. No borrowings were outstanding under the Revolving Credit Facility at December 31, 2006, and $15.0 million remains available for borrowing.

Interest rates are based on the European Interbank Offered Rate (EURIBOR) plus a margin of 2.5%. The Company’s borrowing rate was 5.74% at December 31, 2006. All interest under the new credit facility is payable in cash. Under the former credit facility, a portion of the interest was added to the principal balance rather than being payable in cash.

Required principal payments under the above facilities are as follows:

	First Lien Facility
	(In millions	)
2007	$5,761
2008	5,761
2009	5,761
2010	5,761
2011	4,321
Thereafter	83,527

	$110,892

Compliance

All loans include mandatory prepayment provisions related to the excess cash flow of BSG Limited, as defined in the related agreements.

The credit agreement includes covenants requiring BSG Limited, the Company’s ultimate parent, to maintain certain minimum levels of interest coverage and maximum levels of leverage and capital expenditures on a consolidated basis. The agreement also includes various representations, restrictions (including the payment of dividends), and other terms and conditions, which are usual and customary in transactions of this nature.

The facilities outstanding are secured by all of the Company’s assets, guarantees from BSG Germany and United Clearing, and cross guarantees from other affiliated entities of BSG Limited.

7. Income Taxes

The components of the Company’s income tax expense were as follows at December 31, 2006:

(In thousands)
Current expense	$852
Deferred benefit	(4,564)

Net income tax benefit	$(3,712)

The income tax provision differs from amounts computed by applying a 34% tax rate to income before income taxes as follows at December 31, 2006:

(In thousands)
Estimated tax benefit at 34%	$(6,332)
Increases (reductions) from:
Foreign tax rate differential	(269)
Valuation allowance	4,462
Interest expense	(1,781)
Other	208

Provision for income tax benefit	$(3,712)

There are significant differences among the tax laws of the countries in which the Company is operating, including varying tax rates and deductibility of certain expenses. For example, the convertible preferred equity certificates included in equity are treated as debt for Luxembourg tax purposes, resulting in deductible interest expenses.

Deferred income taxes result from temporary differences between the bases for financial statement purposes and income tax purposes. The net deferred tax assets and liabilities included in the balance sheet include the following amounts at December 31, 2006:

(In thousands)
Deferred tax assets:
Accrued liabilities	$106
Net operating losses	10,508
Capital loss	705
Pensions	802
Interest expense	136
Valuation allowance	(5,166)

Total deferred tax assets	7,091
Deferred tax liabilities:
Property and equipment	(1,817)
Intangible assets	(8,947)
Software development	(2,961)
Other	(10)

Total deferred tax liabilities	(13,735)

Net deferred tax liabilities	$(6,644)

The Company has loss carryforwards of approximately $19.1 million for income tax purposes and $10.4 million for the trade tax in Germany, as well as $14.5 million in Luxembourg, none which is subject to a statute of limitations. In addition, there is a $2.3 million capital loss carryforward in the United Kingdom that has no statute of limitations. Management is of the opinion that it is more likely than not that the Luxembourg and UK deferred tax assets associated with these losses will not be realized and has established a valuation allowance for those assets.

8. Commitments

The Company leases certain office space and equipment under various operating leases. Annual future minimum lease commitments as of December 31, 2006, are as follows:

Facilities and Equipment Commitments
(In thousands)
Year ended December 31:
2007	$442
2008	435
2009	340
2010	311
2011	78

Rental expense under these operating leases approximated $435,000 for the year ended December 31, 2006.

9. Contingencies

The Company is involved from time to time in various claims, legal actions, and regulatory proceedings arising in the ordinary course of business. At December 31, 2006, the Company had no amount accrued for contingencies. The Company believes it is unlikely that the final outcome of any potential claims, litigation, or proceedings will have a material adverse effect on the Company’s financial position or results of operations; however, due to the inherent uncertainty of litigation, there can be no assurance that the resolution of any particular claim or proceeding would not have a material adverse effect on the Company’s results of operations for the fiscal period in which such resolution occurs.

10. Employee Benefit Plans

On December 31, 2006, the Company adopted the recognition and disclosure provisions of Statement 158. Statement 158 requires the Company to recognize the funded status of its pension plan in the December 31, 2006 statement of financial position, with a corresponding adjustment to accumulated other comprehensive income, net of tax. The adjustment to accumulated other comprehensive income at adoption represents the net unrecognized actuarial gains since the Company acquired BSG Germany in August 2005, pursuant to the provisions of Statement 87, Employers’ Accounting for Pensions. These amounts will be subsequently recognized in net periodic pension cost pursuant to the Company’s accounting policy for amortizing such amounts. Further, actuarial gains and losses that arise in subsequent periods and are not recognized as net periodic pension cost in the same periods will be recognized as a component of other comprehensive income (loss). Those amounts will be subsequently recognized as a component of net periodic pension cost on the same basis as the amounts recognized in accumulated other comprehensive income (loss) at adoption of Statement 158.

The incremental effects of adopting the provisions of Statement 158 on the Company’s statement of financial position at December 31, 2006, are presented in the following table.

	Prior to Adopting Statement 158	Effect of Adopting Statement 158	As Reported at December 31, 2006
		(In thousands)
Accrued pension liability	$5,341	$(279)	$5,062
Deferred income tax liability	—	102	102
Accumulated other comprehensive income, net of tax	—	177	177

Included in accumulated other comprehensive income at December 31, 2006, are the following amounts that have not yet been recognized in net periodic pension cost:

Total
Unrecognized actuarial gain, net of taxes	$177

The adoption of Statement 158 had no effect on the Company’s statement of operations for the year ended December 31, 2006, and it will not affect the Company’s operating results in future periods.

Pension Plan

As part of the BSG Germany acquisition, the Company assumed a noncontributory defined benefit retirement plan. The benefits are based on employees’ annual compensation. The plan benefits are paid to BSG Germany employees at least 65 years of age that have been employed with the Company a minimum of ten years.

Assumptions used in determining the benefit obligations for pension and other postretirement plans as of December 31, 2006, were as follows:

Discount rate	4.25%
Average compensation increase (salaried employees only)	2.75%

The following table provides a reconciliation of benefit obligation, plan assets, and funded status of the plan as of December 31, 2006:

(In thousands)
Projected benefit obligation	$(5,062)
Plan assets at fair value	—

Net liability on balance sheet	$(5,062)

Net benefit cost for the year ended December 31, 2006, included the following components:

(In thousands)
Service cost on benefits earned during the year	$290
Interest cost on projected benefit obligation	256

Net benefit expense	$546

The Company estimates benefit payments for each of the next five years and in aggregate for the five years thereafter as follows (in thousands):

Fiscal year:
2007	$7
2008	10
2009	25
2010	21
2011	30
2012–2016	561

11. Related-Party Transactions

The Company has issued 3,019,455 nonvoting convertible preferred equity certificates (“CPECs”) to BSG Limited. Each CPEC has a par value of €25. The owner of the CPECs is entitled to receive an annual payment in an amount equal to 7.25% per annum of the CPECs’ par value, but only to the extent of the Company’s retained earnings calculated before accrual for any such payment. Payments may be made, at the sole discretion of the Company, in cash or in common shares with equivalent market value. At any time after the 3rd anniversary (2008) of their issuance, the Company or the holder of the CPECs can convert each CPEC into one common share. The Company may repurchase the CPECs beginning in 2008 and is obligated to redeem any outstanding and unconverted CPECs in 2035. At December 31, 2006, no dividends have been paid to the CPEC holder and the carrying value of the CPECs was $103.2 million, including accrued dividends of $9.4 million. The CPECs restrict the Company from paying dividends or redeeming common shares.

During 2006, the Company made cash advances to a foreign affiliate of BSG Limited and received cash advances from BSG Limited, as well as foreign affiliates of BSG Limited. At December 31, 2006, $0.4 million is recorded as a related-party receivable and $8.4 million is recorded as a related-party payable in the accompanying consolidated balance sheet. No interest has been recorded.

12. Restructuring and Nonrecurring Expenses

In response to changing business conditions, the Company implemented a series of restructuring initiatives to reduce costs and refocus its business strategy. As a result, the Company recognized $2.4 million of restructuring charges and $0.1 million of nonrecurring expenses in 2006. At December 31, 2006, a total of $2.3 million had been disbursed in connection with the $2.5 million aggregate restructuring and nonrecurring charges. The remaining $0.2 million is included in accrued liabilities in the accompanying consolidated balance sheet.

The $2.4 million of restructuring charges included $2.2 million of severance and related compensation costs paid to terminated employees and $0.2 million of lease termination fees.

The $0.1 million of nonrecurring expenses primarily included fees and expenses paid to professional advisory firms for services related to uncompleted acquisitions in which the Company has terminated discussion.

13. Subsequent Event

On April 1, 2007, BSG Limited entered into an agreement to sell 100% of the capital stock of the Company to an unrelated party. Completion of the transaction is subject to several conditions which are customary in transactions of this nature, including governmental regulatory approval. The Company expects the transaction to be concluded in 2007.

Billing Services Group Luxembourg S.a.r.l.

Consolidated Balance Sheets

(In thousands, except share information)

	September 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$17,576	$14,963
Accounts receivable	9,469	8,890
Related-party receivables	2,068	374
Prepaid expenses and other current assets	1,182	1,115

Total current assets	30,295	25,342

Property, equipment and software	42,917	34,243
Less accumulated depreciation and amortization	14,204	8,150

Net property, equipment and software	28,713	26,093

Deferred finance costs, net of accumulated amortization of $960 and $354 at September 30, 2007 and December 31, 2006, respectively	2,287	2,459
Intangible assets, net of accumulated amortization of $21,916 and $13,933 at September 30, 2007 and December 31, 2006, respectively	23,426	28,376
Goodwill	198,275	185,267

Total assets	$282,996	$267,537

Billing Services Group Luxembourg S.a.r.l.

Consolidated Balance Sheets (continued)

(In thousands, except share information)

	September 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
Liabilities and shareholder’s equity
Current liabilities:
Trade accounts payable	$645	$939
Related-party payables	6,865	8,354
Accrued liabilities	5,550	5,783
Current portion of long-term debt	6,207	5,761

Total current liabilities	19,267	20,837

Long-term debt, net of current portion	108,617	105,131
Pension liabilities	5,927	5,062
Deferred taxes	6,494	6,644

Total liabilities	140,305	137,674

Commitments and contingencies

Shareholder’s equity:
Convertible preferred equity certificates, Series A, $30 (€25) par value, 3,019,455 shares authorized, issued and outstanding, including cumulative accrued dividends	108,661	103,196
Common stock, $30 (€25) par value, 292,567 shares authorized, issued and outstanding	9,238	9,238
Additional paid-in capital	30,985	30,985
Accumulated deficit	(26,121)	(24,643)
Accumulated other comprehensive income	19,928	11,087

Total shareholder’s equity	142,691	129,863

Total liabilities and shareholder’s equity	$282,996	$267,537

See accompanying notes.

Billing Services Group Luxembourg S.a.r.l.

Consolidated Statement of Operations

(In thousands)

Nine Months Ended September 30, 2007

Operating revenues	$37,629
Cost of services	188

Gross profit	37,441

Selling, general, and administrative expenses	16,394
Depreciation and amortization expense	11,761

Operating income	9,286

Other income (expense):
Interest expense	(5,192)
Interest income	412
Other expense, net	(310)

Total other expense, net	(5,090)

Income before income taxes	4,196
Income tax expense	(209)

Net income	3,987
Convertible preferred equity certificate dividend	(5,465)

Net loss applicable to common shareholder	$(1,478)

Net income	$3,987
Translation gain	8,841

Total comprehensive income	$12,828

See accompanying notes.

Billing Services Group Luxembourg S.a.r.l.

Consolidated Statement of Cash Flows

(In thousands)

Nine Months Ended September 30, 2007

Operating activities
Net income	$3,987
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,145
Amortization of intangibles	6,585
Amortization and write-off of deferred finance costs	424
Changes in operating assets and liabilities:
Decrease in accounts receivables	90
Decrease in prepaid expenses and other assets	20
Decrease in trade accounts payable	(346)
Decrease in related-party payables	(3,196)
Decrease in accrued liabilities	(85)
Benefit for deferred taxes	(499)

Net cash provided by operating activities	12,125

Investing activities
Purchases of property, equipment and software, including $658 of capitalized interest	(6,107)

Net cash used in investing activities	(6,107)

Financing activities
Payments on long-term debt	(4,404)

Net cash used in financing activities	(4,404)

Effect of exchange rate changes on cash	999

Net increase in cash and cash equivalents	2,613
Cash and cash equivalents at beginning of period	14,963

Cash and cash equivalents at end of period	$17,576

See accompanying notes.

Billing Services Group Luxembourg S.a.r.l.

Notes to Consolidated Financial Statements

September 30, 2007

1. Organization and Summary of Significant Accounting Policies

Organization

Billing Services Group Luxembourg S.a.r.l. (the “Company”) is a direct wholly owned subsidiary of Billing Services Group Limited (“BSG Limited”). The Company was formed in 2005 as a holding company for entities that provide clearing, settlement, payment, and financial risk management solutions to wireless communications service providers. The Company owns BSG Clearing Solutions GmbH (“BSG Germany”), BSG Clearing Solutions UK Limited, and United Clearing Limited. United Clearing Limited was acquired effective March 1, 2006.

Basis of Financial Statement Presentation

The accompanying unaudited interim consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles in the U.S. for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

The balance sheet at December 31, 2006, has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s annual report for the year ended December 31, 2006.

Income Taxes

The Company accounts for income taxes under Financial Accounting Standards Board (“FASB”) Statement 109, Accounting for Income Taxes (“Statement 109”). Under Statement 109, deferred taxes are recognized using the liability method and tax rates are applied to cumulative temporary differences based on when and how they are expected to affect the tax return.

Billing Services Group Luxembourg S.a.r.l.

Notes to Consolidated Financial Statements (continued)

1. Organization and Summary of Significant Accounting Policies (continued)

The income tax provision differs from amounts computed by applying a 34% tax rate to income before income taxes as follows at September 30, 2007:

(In thousands)
Estimated tax at 34%	$1,427
Increase (reductions) from:
Foreign tax differential	(294)
Valuation allowance	622
Interest expense	(1,619)
Other	73

Provision for income tax benefit	$209

On January 1, 2007, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 provides guidance on the measurement, classification and derecognition of tax positions. It requires a company to evaluate whether its tax positions will more-likely-than-not be sustained upon examination by the appropriate taxing authorities, including resolution of any related appeals or litigation. FIN 48 provides guidance on how a company should measure the amount of tax benefit that it should recognize in its financial statements. Under FIN 48, a company should classify a liability for unrecognized tax benefits as current to the extent the company anticipates making a payment within one year.

The Company did not have any unrecognized tax benefits at January 1, 2007 or September 30, 2007. Accordingly, there were no adjustments to the Company’s retained earnings at January 1, 2007, or to its reserve for uncertain tax positions during the nine months ended September 30, 2007. Moreover, the Company’s effective income tax rate in future periods will not be affected by recognition of unrecognized tax benefits as of September 30, 2007. The Company does not anticipate any significant change in the amount of unrecognized tax benefits before September 30, 2008.

The Company’s policy is to recognize accrued interest and penalties related to uncertain tax positions as a component of income tax expense. There were no accrued interest or penalties recorded at January 1, 2007, and the Company did not recognize any such accrued interest or penalties during the nine months ended September 30, 2007.

Billing Services Group Luxembourg S.a.r.l.

Notes to Consolidated Financial Statements (continued)

1. Organization and Summary of Significant Accounting Policies (continued)

The Company and each of its subsidiaries file separate income tax returns with the applicable tax authorities. There are significant differences among the tax laws of the countries in which the Company is operating, including varying tax rates and deductibility of certain expenses. For example, the convertible preferred equity certificates included in equity are treated as debt for Luxembourg tax purposes, resulting in deductible interest expense. The tax returns of the Company and its subsidiaries since 2004 remain subject to examination by tax jurisdictions.

Foreign Currency

Results of operations for foreign subsidiaries are translated into U.S. dollars using the average exchange rates during the period. The assets and liabilities of those subsidiaries are translated into U.S. dollars using the exchange rates at the balance sheet date. The related translation adjustments are recorded in a separate component of shareholder’s equity, “accumulated other comprehensive income.” Foreign currency transaction gains and losses are included in operations.

2. Debt

The components of long-term debt are as follows at September 30, 2007:

(In thousands)
First Lien Facility	$114,824
Revolving Credit Facility	—

114,824
Less current portion	6,207

$108,617

The Company’s credit facilities consist of (i) an €87.3 million first lien facility (the “First Lien Facility”), and (ii) a $15.0 million revolving credit facility (the “Revolving Credit Facility”), under which an affiliated company under common control also has credit availability. The First Lien Facility matures in 2012 and the Revolving Credit Facility matures in 2011. At September 30, 2007, outstanding borrowings were $114.8 million (€80.8 million) under the First Lien Facility. No borrowings were outstanding under the Revolving Credit Facility at September 30, 2007, however the Company has used $1.9 million of availability for purposes of arranging a letter of guarantee to a customer. Accordingly, $13.1 million of the Revolving Credit Facility remained available for borrowing at September 30, 2007.

Billing Services Group Luxembourg S.a.r.l.

Notes to Consolidated Financial Statements (continued)

2. Debt (continued)

Interest rates are based on the European Interbank Offered Rate (EURIBOR) plus a margin of 2.5%. The Company’s borrowing rate was 6.98% at September 30, 2007.

3. Contingencies

The Company is involved from time to time in various claims, legal actions, and regulatory proceedings arising in the ordinary course of business. At September 30, 2007, the Company had no amount accrued for contingencies. The Company believes it is unlikely that the final outcome of any potential claims, litigation, or proceedings will have a material adverse effect on the Company’s financial position or results of operations; however, due to the inherent uncertainty of litigation, there can be no assurance that the resolution of any particular claim or proceeding would not have a material adverse effect on the Company’s results of operations for the fiscal period in which such resolution occurs.

4. Employee Benefit Plans

On December 31, 2006, the Company adopted the recognition and disclosure provisions of Statement 158. Statement 158 requires the Company to recognize the funded status of its pension plan in the statement of financial position, with a corresponding adjustment to accumulated other comprehensive income (loss), net of tax. A $177,000 adjustment to accumulated other comprehensive income at adoption represented the net unrecognized actuarial gains since the Company acquired BSG Germany in August 2005, pursuant to the provisions of Statement 87, Employers’ Accounting for Pensions. Such amount is being recognized in net post-adoption periodic pension cost pursuant to the Company’s accounting policy for amortizing such amounts. Further, actuarial gains and losses that arise after adoption are not recognized as net periodic pension cost in the same periods but are instead recognized as a component of other comprehensive income (loss). Those amounts will be recognized post-adoption as a component of net periodic pension cost on the same basis as the amounts recognized in accumulated other comprehensive income (loss) at adoption of Statement 158.

The adoption of Statement 158 had no effect on the Company’s statement of operations for the nine months ended September 30, 2007.

Billing Services Group Luxembourg S.a.r.l.

Notes to Consolidated Financial Statements (continued)

4. Employee Benefit Plans (continued)

Pension Plan

As part of the acquisition of BSG Germany, the Company assumed a noncontributory defined benefit retirement plan. The benefits are based on employees’ annual compensation. The plan benefits are paid to BSG Germany employees at least 65 years of age that have been employed with the Company a minimum of ten years.

Assumptions used in determining the benefit obligations for pension and other postretirement plans as of September 30, 2007, were as follows:

Discount rate	4.25%

Average compensation increase (salaried employees only)	2.75%

The following table provides a reconciliation of benefit obligation, plan assets, and funded status of the plan as of September 30, 2007:

(In thousands)
Projected benefit obligation	$(5,927)
Plan assets at fair value	–

Net liability on balance sheet	$(5,927)

Pension expense of $473,000 was recognized for the nine months ended September 30, 2007. No contributions were made to the plan during the nine months ended September 30, 2007.

5. Related-Party Transactions

The Company has issued 3,019,455 nonvoting convertible preferred equity certificates (“CPECs”) to BSG Limited. Each CPEC has a par value of €25. The owner of the CPECs is entitled to receive an annual payment in an amount equal to 7.25% per annum of the CPECs’ par value, but only to the extent of the Company’s retained earnings calculated before accrual for any such payment. Payments may be made, at the sole discretion of the Company, in cash or in

Billing Services Group Luxembourg S.a.r.l.

Notes to Consolidated Financial Statements (continued)

5. Related-Party Transactions (continued)

common shares with equivalent market value. At any time after the third anniversary (2008) of their issuance, the Company or the holder of the CPECs can convert each CPEC into one common share. The Company may repurchase the CPECs beginning in 2008 and is obligated to redeem any outstanding and unconverted CPECs in 2035. At September 30, 2007, no dividends have been paid to the CPEC holder and $14,800,000 was accrued.

6. Sale of the Company

On December 19, 2007, BSG Limited completed the sale of 100% of the capital stock of the Company to an unrelated party, pursuant to an agreement entered into on April 1, 2007. In connection with this transaction, the Company had paid $1.4 million in transaction costs on behalf of BSG Limited at September 30, 2007. These costs are included in related-party receivables on the balance sheet.

As of the closing date of the transaction, BSG Limited’s intercompany receivables from the Company for the par value and accrued dividends under the CPECs were effectively transferred to the buyer. Concurrently, intercompany obligations between (i) the Company and its subsidiaries and (ii) BSG Limited and its other subsidiaries were settled, with adjustments to the purchase price, in accordance with the provisions of the stock purchase agreement.